Exhibit 99.1

Press Release
For Immediate Release
Beazer Homes Reports Third Quarter Fiscal 2009 Results
ATLANTA, August 6, 2009 — Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the quarter ended June 30, 2009. Summary results of the quarter are as follows:
•	Reported loss from continuing operations of $(27.9) million, or $(0.72) per share, including non-cash pre-tax charges of $16.7 million, consisting of inventory impairments and abandonment of land option contracts of $11.9 million and impairments in joint ventures of $4.8 million. These results also include a non-cash deferred tax valuation allowance of $4.5 million and a $55.2 million gain on extinguishment of debt, as described further below. For the third quarter of the prior fiscal year, the Company reported a loss from continuing operations of $(109.7) million, or $(2.85) per share.

•	Total revenue: $224.7 million, compared to $455.6 million in the third quarter of the prior year.

•	Home closings: 950 homes, representing a decrease year-over-year of 33.2% in markets where the Company maintains a presence.

•	New orders: 1,537 homes, representing a decrease year-over-year of 5.0% in markets where the Company maintains a presence.

•	The cancellation rate for the third quarter improved to 23.0%, compared to 29.8% in the second quarter of this fiscal year and 36.8% in the third quarter of the prior year.

•	Cash and cash equivalents as of June 30, 2009: $464.9 million, compared to $559.5 million at March 31, 2009 and $314.2 million at June 30, 2008. During the quarter, the Company repurchased $115.5 million of senior notes for an aggregate purchase price of $58.2 million or an average price of 50.4%, resulting in a gain on the extinguishment of debt of $55.2 million.

•	Backlog as of June 30, 2009: 1,867 homes with a sales value of $430.8 million compared to 1,280 homes with a sales value of $296.6 million as of March 31, 2009, and 2,716 homes with a sales value of $668.1 million as of June 30, 2008.
Ian J. McCarthy, President and Chief Executive Officer, said, “Although the economic recession continued to weigh on both the overall housing industry and our operations in the third quarter, we continued to experience sequential improvement in sales trends. In addition to normal seasonal patterns, we attribute this increased demand to attractive interest rates, historically high housing affordability and federal and state tax credits which have enticed more prospective buyers to purchase a new home. On the other hand, we remain cautious as rising levels of both unemployment and foreclosures, coupled with the scheduled expiration of the federal home purchase tax credit make it difficult to predict when and to what extent housing market conditions will sustainably recover. As such, we continue to maintain a disciplined operating approach and remain focused on generating and maintaining liquidity.”
Results for the Quarter Ended June 30, 2009
Homebuilding revenues declined 48.3% in the June quarter, due to a 43.4% decline in total home closings and an 8.7% decline in the average selling price of homes closed compared to the same period of the prior year. Home closings declined 33.2% in markets where the Company maintains a presence (West, East and Southeast segments) and 99.2% in the Company’s exit markets (Other segment). Net new home orders totaled 1,537 for the quarter, a decrease of 13.4% from 1,774 net orders in the third quarter of the prior fiscal year. Net orders declined 5.0% in markets where the Company maintains a presence and 99.4% in its exit markets. The cancellation rate for the third quarter improved to 23.0%, compared to 29.8% in the second quarter of this fiscal year and 36.8% in the third quarter of the prior year.
Overall, margins continued to be negatively impacted by weak market conditions, impacting both closing volumes and pricing, and as a result of non-cash pre-tax charges for inventory impairments, lot option abandonments and joint venture impairments of $10.8 million, $1.1 million and $4.8 million, respectively.
The Company controlled 32,904 lots at June 30, 2009 (81% owned and 19% controlled under options), reflecting reductions of approximately 17.0% and 28.8% from levels as of September 30, 2008 and June 30, 2008, respectively. As of June 30, 2009, unsold finished homes totaled 234, a decline of approximately 38% from the second quarter of this fiscal year and 22% from the level a year ago. The Company continued to substantially reduce its land and land development spending, which totaled $31.2 million in the third fiscal quarter, compared to $62.6 million for the same period in the prior year.
Liquidity and Liability Management Initiatives
Cash Position and Senior Notes Repurchases
At June 30 2009, the Company had cash and cash equivalents of $464.9 million, compared to $559.5 million at March 31, 2009 and $314.2 million at June 30, 2008. As of June 30, 2009, the Company had restricted cash of $11.3 million to sufficiently collateralize outstanding letters of credit under the Company’s secured revolving credit facility.
During the quarter, the Company repurchased $115.5 million of senior notes in open market transactions for an aggregate purchase price of $58.2 million, or an average price of 50.4%, plus accrued and unpaid interest. These repurchases resulted in a gain on the extinguishment of debt of $55.2 million.
Secured Revolving Credit Facility
As a result of its current liquidity position, and reduced working capital needs in the current economic environment, the Company does not foresee any need for cash borrowings on its secured revolving credit facility during its remaining term. As a result, the Company has decided to amend and restructure its secured revolving credit facility.
As part of this restructuring, the current Secured Revolving Credit Facility was reduced to $22 million and will be provided by one lender. The restructured facility will continue to provide for future working capital and letter of credit needs, collateralized by either cash or assets of the Company at the Company’s option, conditioned upon certain conditions and covenant compliance. The Company also entered into three stand-alone, cash-secured, letter of credit agreements with banks to maintain the pre-existing letters of credit that had been issued under the current Secured Revolving Credit Facility. At closing on August 5, 2009, the Company elected to secure all of its letters of credit using cash collateral which required additional cash in restricted accounts of $37.8 million.

Due to this restructuring, the Company recognized expense of $3.3 million of previously capitalized unamortized debt issuance costs as of June 30, 2009, which is reflected in Other expense in the Company’s income statement for the quarter ended June 30, 2009.
Conference Call
The Company will hold a conference call today, August 6, 2009, at 5:00 PM ET to discuss these results and take questions. Interested parties may listen to the conference call and view the Company’s slide presentation over the internet by going to the “Investor Relations” section of the Company’s website at www.beazer.com. To access the conference call by telephone, listeners should dial 877-601-3546 or 212-547-0388. To be admitted to the call, verbally supply the passcode “BZH”. A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 866-448-2576 or 203-369-1172 and enter the passcode “3740”. (available until 6:00 pm ET on August 13, 2009), or visit www.beazer.com. A replay of the webcast will be available at www.beazer.com for approximately 30 days.
Beazer Homes USA, Inc., headquartered in Atlanta, is one of the country’s ten largest single-family homebuilders with continuing operations in Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New Mexico, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.”
Forward Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the timing and final outcome any state and federal agency investigations, as well as the results of any other litigation or government proceedings; (ii) additional asset impairment charges or writedowns; (iii) economic changes nationally or in local markets, including changes in consumer confidence, volatility of mortgage interest rates and inflation; (iv) continued or increased downturn in the homebuilding industry; (v) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled, (vi) our ability to maintain the listing of our common stock on the New York Stock Exchange, (vii) continued or increased disruption in the availability of mortgage financing; (viii) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any further downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (ix) potential inability to comply with covenants in our debt agreements; (x) increased competition or delays in reacting to changing consumer preference in home design; (xi) shortages of or increased prices for labor, land or raw materials used in housing production; (xii) factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on projects under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xiii) the performance of our joint ventures and our joint venture partners; (xiv) the impact of construction defect and home warranty claims including those related to possible installation of drywall imported from China and the cost of investigation and remediation and availability of insurance; (xv) delays in land development or home construction resulting from adverse weather conditions; (xvi) potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations, or governmental policies and possible penalties for failure to comply with such laws, regulations and governmental policies; (xvii) effects of changes in accounting policies, standards, guidelines or principles; or (xviii) terrorist acts, acts of war and other factors over which the Company has little or no control.
Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.
CONTACT: Beazer Homes USA, Inc.
Leslie H. Kratcoski
Vice President,
Investor Relations & Corporate Communications
770-829-3700
lkratcos@beazer.com
-Tables Follow-

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

INCOME STATEMENT
Total revenue	$224,653	$455,578	$645,340	$1,361,649
Home construction and land sales expenses	207,176	407,512	580,920	1,223,252
Inventory impairments and option contract abandonments	11,856	95,482	76,320	451,854

Gross profit (loss)	5,621	(47,416)	(11,900)	(313,457)

Selling, general and administrative expenses	51,357	83,517	174,596	245,696
Depreciation & amortization	4,957	6,046	13,079	18,250
Goodwill impairment	—	4,365	16,143	52,470

Operating loss	(50,693)	(141,344)	(215,718)	(629,873)
Equity in loss of unconsolidated joint ventures	(4,041)	(18,568)	(13,795)	(75,069)
Gain on extinguishment of debt	55,214	—	58,788	—
Other expense, net	(22,370)	(13,489)	(59,958)	(20,907)

Loss from continuing operations before income taxes	(21,890)	(173,401)	(230,683)	(725,849)
Provision for (benefit from) income taxes	5,990	(63,707)	(7,981)	(249,771)

Loss from continuing operations	(27,880)	(109,694)	(222,702)	(476,078)
Loss from discontinued operations, net of tax	(96)	(148)	(472)	(1,893)

Net loss	$(27,976)	$(109,842)	$(223,174)	$(477,971)

Loss per common share from continuing operations:
Basic	$(0.72)	$(2.85)	$(5.76)	$(12.35)

Diluted	$(0.72)	$(2.85)	$(5.76)	$(12.35)

Loss per common share from discontinued operations:
Basic	$(0.00)	(0.00)	$(0.01)	$(0.05)

Diluted	$(0.00)	(0.00)	$(0.01)	$(0.05)

Loss per common share:
Basic	$(0.72)	$(2.85)	$(5.77)	$(12.40)

Diluted	$(0.72)	$(2.85)	$(5.77)	$(12.40)

Weighted average shares outstanding, in thousands:
Basic	38,815	38,551	38,666	38,546
Diluted	38,815	38,551	38,666	38,546
Interest Data:

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Capitalized interest in inventory, beginning of period	$45,466	$78,665	$45,977	$87,560
Interest incurred	35,806	34,234	103,059	105,214
Capitalized interest impaired	(160)	(1,875)	(2,113)	(12,468)
Interest expense not qualified for capitalization and included as other expense	(23,727)	(15,873)	(65,986)	(35,866)
Capitalized interest amortized to house construction and land sales expense	(12,999)	(26,693)	(36,551)	(75,982)

Capitalized interest in inventory, end of period	$44,386	$68,458	$44,386	$68,458

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30,	September 30,
CONSOLIDATED BALANCE SHEETS	2009	2008

Assets
Cash and cash equivalents	$464,949	$584,334
Restricted cash	11,902	297
Accounts receivable, net	26,185	46,555
Income tax receivable	13,957	173,500
Inventory
Owned inventory	1,397,181	1,545,006
Consolidated inventory not owned	58,542	106,655

Total inventory	1,455,723	1,651,661
Investments in unconsolidated joint ventures	29,905	33,065
Deferred tax assets, net	22,109	20,216
Property, plant and equipment, net	30,071	39,822
Goodwill	—	16,143
Other assets	53,788	76,206

Total assets	$2,108,589	$2,641,799

Liabilities and Stockholders’ Equity
Trade accounts payable	$76,461	$90,371
Other liabilities	248,973	358,592
Obligations related to consolidated inventory not owned	31,764	70,608
Senior Notes (net of discounts of $2,013 and $2,565, respectively)	1,407,486	1,522,435
Junior subordinated notes	103,093	103,093
Other secured notes payable	34,122	50,618
Model home financing obligations	46,908	71,231

Total liabilities	1,948,807	2,266,948

Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	—	—
Common stock (par value $0.001 per share, 80,000,000 shares authorized, 42,605,804 and 42,612,801 issued and 39,248,648 and 39,270,038 outstanding, respectively)	43	43
Paid-in capital	565,037	556,910
Retained earnings	(221,329)	1,845
Treasury stock, at cost (3,357,156 and 3,342,763 shares, respectively)	(183,969)	(183,947)

Total stockholders’ equity	159,782	374,851

Total liabilities and stockholders’ equity	$2,108,589	$2,641,799

Inventory Breakdown
Homes under construction	$289,985	$338,971
Development projects in progress	559,373	618,252
Land held for future development	415,309	407,320
Land held for sale	59,922	85,736
Model homes	72,592	94,727
Consolidated inventory not owned	58,542	106,655

	$1,455,723	$1,651,661

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA — CONTINUING OPERATIONS
(Dollars in thousands)
OPERATING DATA

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
SELECTED OPERATING DATA	2009	2008	2009	2008

Closings:
West region	398	599	1,176	1,739
East region	368	516	913	1,672
Southeast region	182	304	556	1,060
Other homebuilding	2	258	57	780

Total closings	950	1,677	2,702	5,251

New orders, net of cancellations:
West region	670	813	1,434	2,059
East region	599	386	1,238	1,255
Southeast region	267	417	521	1,101
Other homebuilding	1	158	18	567

Total new orders	1,537	1,774	3,211	4,982

Backlog units at end of period:
West region	785	1,125
East region	810	900
Southeast region	271	531
Other homebuilding	1	160

Total backlog units	1,867	2,716

Dollar value of backlog at end of period	$430,807	$668,147

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA — CONTINUING OPERATIONS
(Dollars in thousands)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
SUPPLEMENTAL FINANCIAL DATA	2009	2008	2009	2008
Revenues
Homebuilding operations	$223,219	$431,723	$641,087	$1,324,166
Land and lot sales	1,077	22,975	3,096	34,544
Financial Services	357	880	1,157	2,939

Total revenues	$224,653	$455,578	$645,340	$1,361,649

Gross profit (loss)
Homebuilding operations	$5,168	(50,338)	$(13,122)	(317,398)
Land and lot sales	96	2,042	65	1,002
Financial Services	357	880	1,157	2,939

Total gross profit (loss)	$5,621	$(47,416)	$(11,900)	$(313,457)

Selling, general and administrative
Homebuilding operations	$51,172	$82,847	$173,676	$243,790
Financial Services	185	670	920	1,906

Total selling, general and administrative	$51,357	$83,517	$174,596	$245,696

SELECTED SEGMENT INFORMATION
Revenue:
West region	$87,328	$144,913	$264,428	$437,369
East region	95,043	161,241	240,029	472,507
Southeast region	41,343	69,516	123,250	250,903
Other homebuilding	582	79,028	16,476	197,931
Financial services	357	880	1,157	2,939

Total revenue	$224,653	$455,578	$645,340	$1,361,649

Operating (loss) income
West region	$(6,467)	$(37,572)	$(33,147)	$(140,550)
East region	(923)	(3,632)	(14,760)	(63,026)
Southeast region	(3,877)	(14,475)	(20,546)	(88,621)
Other homebuilding	(1,931)	(21,358)	(12,730)	(111,825)
Financial services	172	202	228	1,012

Segment operating loss	(13,026)	(76,835)	(80,955)	(403,010)
Corporate and unallocated	(37,667)	(64,509)	(134,763)	(226,863)

Total operating loss	$(50,693)	$(141,344)	$(215,718)	$(629,873)